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                                [LETTERHEAD]



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                                                     Arthur Andersen LLP

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                                                     1345 Avenue of the Americas
                                                     New York NY 10105-0032

March 16, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549





Gentlemen:

We have read Item 4 included in the attached Form 8-K dated February 27, 1998 of National Capital Management Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP